EXHIBIT 10.2

FIRST AMENDMENT TO

AUTOZONE, INC. FOURTH AMENDED AND RESTATED

EXECUTIVE STOCK PURCHASE PLAN

This First Amendment (“First Amendment”) to the AutoZone, Inc. Fourth Amended and Restated Plan (the “Plan”), is adopted by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of AutoZone, Inc., a Nevada corporation (the “Company”), effective as of December 13, 2011. Capitalized terms used in this First Amendment and not otherwise defined shall have the same meanings assigned to them in the Plan.

RECITALS

A.	The Company currently maintains the Plan, originally adopted on October 2, 2001.

B.	Pursuant to Section 11(a) of the Plan, the Compensation Committee has the authority to amend the Plan.

C.	The Compensation Committee believes it to be in the best interest of the Company and its stockholders to amend the Plan to revise the definition of retirement.

AMENDMENT

1.	Section 1(n) of the Plan is hereby deleted in its entirety and replaced with the following phrase:

““Normal Retirement Date” shall mean (i) with respect to an Option granted in a Plan Year beginning prior to January 1, 2012, a Participant’s normal retirement date as set forth in the AutoZone, Inc. Associate’s Pension Plan on the applicable Grant Date; or (ii) with respect to an Option granted in a Plan Year beginning on or after January 1, 2012, the earliest date on which (A) the Participant has attained the age of 55, (B) the Participant has completed at least five years of full-time service with the Company or a Subsidiary of the Company and (C) the sum of the number of full-time years of service with the Company or a Subsidiary of the Company and the Participant’s age equals at least 65.”

This First Amendment shall be and hereby is incorporated in and forms a part of the Plan. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Compensation Committee has caused this First Amendment to be executed by two duly authorized officers of the Company as of the 13th day of December, 2011.

AutoZone, Inc.

By:	/s/ Timothy W. Briggs
Timothy W. Briggs Senior Vice President, Human Resources

By:	/s/ Harry L. Goldsmith
Harry L. Goldsmith Executive Vice President, General Counsel and Secretary